                               VICOM, INCORPORATED

                             SUBORDINATED DEBENTURES

                             -----------------------

                                    INDENTURE

                             DATED AS OF AUGUST, 2000

                             -----------------------


                 FIRSTAR BANK OF MINNESOTA, NATIONAL ASSOCIATION

                                       AS

                                     TRUSTEE

                             CROSS-REFERENCE TABLE*


TRUST INDENTURE
  ACT SECTION                                                                  INDENTURE SECTION
---------------                                                                -----------------
310(a)(1)...........................................................................7.10
   (a)(2)...........................................................................7.10
   (a)(3)...........................................................................N.A.
   (a)(4)...........................................................................N.A.
   (b)..............................................................................7.8; 7.10; 11.2
   (c)..............................................................................N.A.
311(a)..............................................................................7.11
   (b)..............................................................................7.11
   (c)..............................................................................N.A.
312(a)..............................................................................2.6
   (b).............................................................................11.3
   (c).............................................................................11.3
313(a)..............................................................................7.6
   (b)(1)...........................................................................N.A.
   (b)(2)...........................................................................7.6
   (c).............................................................................11.2
   (d)..............................................................................7.6
314(a)..............................................................................4.2; 11.2
   (b)..............................................................................N.A.
   (c)(1)..........................................................................11.4
   (c)(2)..........................................................................11.4
   (c)(3)...........................................................................N.A.
   (d)..............................................................................N.A.
   (e).............................................................................11.5
   (f)..............................................................................4.3
315(a)..............................................................................7.1(b)
   (b)..............................................................................7.5; 11.2
   (c)..............................................................................7.1(a)
   (d)..............................................................................7.1(c)
   (e)..............................................................................6.11
316(a)(last sentence)...............................................................2.10
   (a)(1)(A)........................................................................6.5
   (a)(1)(B)........................................................................6.4
   (a)(2)...........................................................................N.A.
   (b)..............................................................................6.7
317(a)(1)...........................................................................6.8
   (a)(2)...........................................................................6.9
   (b)..............................................................................2.5
318(a).............................................................................11.1

                           N.A. MEANS NOT APPLICABLE.

           * This Cross-Reference Table is not part of the Indenture.

                                TABLE OF CONTENTS


                                                                                        PAGE

             ARTICLE 1-- DEFINITIONS AND INCORPORATION BY REFERENCE
Section 1.1   Definitions.................................................................1
Section 1.2   Other Definitions...........................................................2
Section 1.3   Incorporation by Reference of TIA...........................................3
Section 1.4   Rules of Construction.......................................................3

                           ARTICLE 2 -- THE DEBENTURES

Section 2.1   Form and Dating.............................................................3
Section 2.2   Terms.......................................................................4
Section 2.3   Execution and Authentication................................................4
Section 2.4   Registrar and Paying Agent..................................................5
Section 2.5   Paying Agent to Hold Money in Trust.........................................5
Section 2.6   Certificateholder Lists.....................................................5
Section 2.7   Transfer and Exchange.......................................................6
Section 2.8   Replacement Debentures......................................................6
Section 2.9   Outstanding Debentures......................................................6
Section 2.10   Treasury Debentures........................................................7
Section 2.11   Temporary Debentures.......................................................7
Section 2.12   Cancellation...............................................................7
Section 2.13   Defaulted Interest.........................................................7

                             ARTICLE 3 -- REDEMPTION

Section 3.1   Applicability of Article....................................................7
Section 3.2   Notices to Trustee..........................................................8
Section 3.3   Selection of Debentures to Be Redeemed......................................8
Section 3.4   Notice of Redemption........................................................8
Section 3.5   Effect of Notice of Redemption..............................................9
Section 3.6   Deposit of Redemption Price.................................................9
Section 3.7   Debentures Redeemed in Part.................................................9
Section 3.8   Redemption Option upon Death of Holder......................................9

                             ARTICLE 4 -- COVENANTS

Section 4.1   Payment of Debentures......................................................10
Section 4.2   SEC Reports................................................................10
Section 4.3   Compliance Certificate.....................................................11
Section 4.4   Usury laws.................................................................11
Section 4.5   Money for Debenture Payments to Be Held in Trust...........................11
Section 4.6   Continued Existence........................................................12

                             ARTICLE 5 -- SUCCESSORS

Section 5.1   When Company May Merge, Etc................................................12

                                     -iii-


                       ARTICLE 6 -- DEFAULTS AND REMEDIES

Section 6.1   Events of Default..........................................................12
Section 6.1   Events of Default..........................................................12
Section 6.2   Acceleration...............................................................14
Section 6.3   Other Remedies.............................................................14
Section 6.4   Waiver of Past Defaults....................................................14
Section 6.5   Control by Majority........................................................14
Section 6.6   Limitation on Suits........................................................15
Section 6.7   Rights of Holders to Receive Payment.......................................15
Section 6.8   Collection Suit by Trustee.................................................15
Section 6.9   Trustee May File Proofs of Claim...........................................15
Section 6.10   Priorities................................................................16
Section 6.11   Undertaking for Costs.....................................................16

                              ARTICLE 7 -- TRUSTEE

Section 7.1   Duties of Trustee..........................................................16
Section 7.2   Rights of Trustee..........................................................17
Section 7.3   Individual Rights of Trustee...............................................18
Section 7.4   Trustee's Disclaimer.......................................................18
Section 7.5   Notice of Defaults.........................................................18
Section 7.6   Reports by Trustee to Holders..............................................18
Section 7.7   Compensation and Indemnity.................................................18
Section 7.8   Replacement of Trustee.....................................................19
Section 7.9   Successor Trustee by Merger, Etc...........................................20
Section 7.10   Eligibility; Disqualification.............................................20
Section 7.11   Preferential Collection of Claims Against Company.........................20

                       ARTICLE 8 -- DISCHARGE OF INDENTURE

Section 8.1   Termination of Company's Obligations.......................................21
Section 8.2   Application of Trust Money.................................................21
Section 8.3   Repayment to the Company...................................................22

                             ARTICLE 9 -- AMENDMENTS

Section 9.1   Without Consent of Holders.................................................22
Section 9.2   With Consent of Holders....................................................22
Section 9.3   Compliance with Trust Indenture Act........................................23
Section 9.4   Revocation and Effect of Consents..........................................23
Section 9.5   Notation on or Exchange of Debentures......................................23
Section 9.6   Trustee Protected..........................................................24

                           ARTICLE 10 -- SUBORDINATION

Section 10.1   Agreement to Subordinate..................................................24
Section 10.1   Certain Definitions.......................................................24
Section 10.3   Liquidation; Dissolution; Bankruptcy......................................24
Section 10.4   Default on Senior Indebtedness............................................25
Section 10.5   Acceleration of Debentures................................................26
Section 10.6   When Distribution Must be Paid Over.......................................26

                                     -iv-

Section 10.7   Notice by Company.........................................................26
Section 10.8   Subrogation...............................................................26
Section 10.9   Relative Rights...........................................................27
Section 10.10   Subordination May Not Be Impaired by Company.............................27
Section 10.11   Distribution or Notice to Representative.................................27
Section 10.12   Rights of Trustee and Paying Agent.......................................27
Section 10.12   Trust Moneys Not Subordinated............................................28
Section 10.12   Trustee Not Fiduciary for Holders of Senior Indebtedness.................28

                           ARTICLE 11 -- MISCELLANEOUS

Section 11.1   TIA Controls..............................................................28
Section 11.2   Notices...................................................................28
Section 11.3   Communication by Holders with Other Holders...............................29
Section 11.4   Certificate and Opinion as to Conditions Precedent........................29
Section 11.5   Statements Required in Certificate or Opinion.............................29
Section 11.6   Rules by Trustee and Agents...............................................30
Section 11.7   Legal Holidays............................................................30
Section 11.8   No Recourse Against Others................................................30
Section 11.9   Duplicate Originals.......................................................30
Section 11.10   Variable Provisions......................................................30
Section 11.11   Governing Law............................................................31
Section 11.12   No Adverse Interpretation of Other Agreements............................31
Section 11.13   Successors...............................................................31
Section 11.14   Severability.............................................................31
Signatures...............................................................................30

Exhibit A - Form of Debenture

         INDENTURE dated as of _____________, 2000, between Vicom, Incorporated, a Minnesota corporation ("Company"), and Firstar Bank of Minnesota, National Association, a national banking association ("Trustee").

         Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company's
Subordinated Debentures:

                                    ARTICLE 1

                   DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.1 DEFINITIONS.

         "AFFILIATE" means any person directly or indirectly controlling or controlled by or under direct or indirect common control with the Company.

         "AGENT" means any Registrar, Paying Agent or co-registrar.

         "BOARD OF DIRECTORS" means the Board of Directors of the Company or any authorized committee of the Board.

         "COMPANY" means the party named as such above until a successor replaces it and thereafter means the successor or any other obligor with respect to the Debentures.

         "COMPANY ORDER" means an order signed in the name of the Company by its Chairman of the Board, President or a Vice President, and by its Treasurer, an Assistant Treasurer, Controller, an Assistant Controller, Secretary or an Assistant Secretary, and delivered to the Trustee.

         "DATE OF ISSUE" means the date that the Company receives the funds for the purchase of a Debenture if such funds are received prior to 3:00 p.m. on a business day or the next business day if the Company receives such funds on a non-business day or after 3:00 p.m. on a business day. For this purpose, the Company's business days will be deemed to be Monday through Friday, except on Minnesota legal holidays.

         "DEBENTURES" means the Subordinated Debentures described herein issued under this Indenture.

         "DEFAULT" means any event which is, or after notice or passage of time would be, an Event of Default.

         "HOLDER" or "CERTIFICATEHOLDER" means a person in whose name a Debenture is registered.

         "INDENTURE" means this Indenture as amended from time to time.

         "OFFICERS' CERTIFICATE" means a certificate signed by two officers of the Company, one of whom must be the President, the Treasurer or a Vice President of the Company.

         "OPINION OF COUNSEL" means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

         "PERSON" means any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "PRINCIPAL" of a debt security means the principal of the security plus the premium, if any, on the security.

         "SEC" means the United States Securities and Exchange Commission.

         "STATED MATURITY," when used with respect to a Debenture, means the date specified in such Debenture as the fixed date on which the principal of such Debenture and any accrued but unpaid interest is due and payable.

         "SUBSIDIARY" means any person of which at least a majority of capital stock having ordinary voting power for the election of directors or other governing body of such person is owned by the Company directly or through one or more subsidiaries.

         "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code 77aaa-77bbbb) as in effect on the date of execution of this Indenture.

         "TRUSTEE" means the party named as such above until a successor replaces it and thereafter means the successor.

         "TRUST OFFICER" means the Chairman of the Board, the President or any other officer or assistant officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

Section 1.2 OTHER DEFINITIONS.

                                                                    Defined in
                     Term                                            Section
             ---------------------                                  ----------
             "ADDITIONAL INTEREST"                                     2.2(b)
             "BANKRUPTCY LAW"                                          6.1
             "CUSTODIAN"                                               6.1
             "DEBT"                                                   10.2
             "EVENT OF DEFAULT"                                        6.1
             "INDEBTEDNESS"                                           10.1
             "LEGAL HOLIDAY"                                          11.7
             "OFFICER"                                                11.10
             "REPRESENTATIVE"                                         10.2
             "SENIOR INDEBTEDNESS"                                    10.2
             "U.S. GOVERNMENT OBLIGATIONS"                             8.1

Section 1.3. INCORPORATION BY REFERENCE OF TIA.

         Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture.

         The following TIA terms used in this Indenture have the following meanings:

                  "INDENTURE SECURITIES" means the Debentures;

                  "INDENTURE SECURITY HOLDER" means a Certificateholder;

                  "INDENTURE TO BE QUALIFIED" means this Indenture;

                  "INDENTURE TRUSTEE" or "INSTITUTIONAL TRUSTEE" means the Trustee; and

                  "OBLIGOR" on the Debentures means the Company.

         All other terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute, or defined by SEC rule under the TIA have the meanings assigned to them.

Section 1.4. RULES OF CONSTRUCTION.

         Unless the context otherwise requires:

                  (1)      a term has the meaning assigned to it;

                  (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with United States generally accepted accounting principles in effect on the date of execution of this Indenture;

                  (3)      "OR" is not exclusive;

                  (4) words in the singular include the plural, and in the plural include the singular; and

                  (5) provisions apply to successive events and transactions.

                                    ARTICLE 2

                                 THE DEBENTURES

Section 2.1. FORM AND DATING.

         The Debentures shall be substantially in the form of EXHIBIT A, with such appropriate insertions, omissions, substitutions and other variations required or permitted by this Indenture. The Debentures may have notations, legends or endorsements required by law, stock exchange rule or usage.

Section 2.2. TERMS.

         (a) AMOUNT UNLIMITED; TERMS. The aggregate principal amount of Debentures which may be authenticated and delivered under this Indenture is unlimited. Debentures may be issued in one or more series. The initial aggregate principal amount of the Debentures to be authenticated and delivered under this Indenture shall be $50,000,000. The aggregate principal amount may be increased, without the need for approval of any Holders or the Trustee by means of Company Order, as set forth in
                  Section 9.1.

         (b) INTEREST. Subject to change by Company Order as provided herein, interest on the Debentures shall be established initially by Company Order and shall be payable at the rate set forth in such Company Order, until the principal thereof is paid or made available for payment. After the date of the Company Order, the rate of interest to be paid on the Debentures may be changed from time to time by Company Order, provided that any change of interest rates shall not alter the interest rate on Debentures issued prior to the effective date of such Company Order. The Debentures shall bear interest from and commencing with their Date of Issue. In addition to the rate of interest for the Debentures as set forth below, the Company shall be obligated to make such additional payments of interest, premiums or other benefits (referred to herein as "ADDITIONAL INTEREST") on such of the Debentures, in such amounts, in such form, on such terms and at such times as shall be determined from time to time by Company Order, and the Company's undertaking to pay such Additional Interest shall be an enforceable obligation to the extent specified in the Company Order. Such Additional Interest payments may be modified or discontinued at any time by Company Order.

         (c) DENOMINATIONS. The Debentures shall be issued in denominations of $1,000 or greater.

         (d) SUBORDINATION. The Debentures shall be subordinated and junior in right of payment to all Senior Indebtedness of the Company as provided in Article 10.

Section 2.3. EXECUTION AND AUTHENTICATION.

         Two Officers shall sign the Debentures for the Company by manual or facsimile signature.

         If an Officer whose signature is on a Debenture no longer holds that office at the time the Debenture is authenticated, the Debenture shall nevertheless be valid.

         A Debenture shall not be valid until authenticated by the manual signature of the Trustee. The signature shall be conclusive evidence that the Debenture has been authenticated under this Indenture.

         The Trustee shall authenticate Debentures for original issue up to the aggregate principal amount as stated in the Company Order upon receipt by the Trustee of the Company Order. The aggregate principal amount of Debentures outstanding at any time may not exceed that amount except as provided in Section 2.8.

         The Trustee may appoint an authenticating agent acceptable to the Company to authenticate Debentures. An authenticating agent may authenticate Debentures whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same right as an Agent to deal with the Company or an Affiliate.

Section 2.4. REGISTRAR AND PAYING AGENT.

         The Company shall maintain an office or agency where Debentures may be presented for registration of transfer or for exchange ("REGISTRAR") and an office or agency where Debentures may be presented for payment ("PAYING AGENT"). The Registrar shall keep a register of the Debentures and of their transfer and exchange. The Company may appoint one or more co-registrars and one or more additional paying agents. The Company may change any Paying Agent, Registrar or co-registrar without notice to any Certificateholder. The term "PAYING AGENT" includes any additional paying agent. The Company shall notify the Trustee of the name and address of any Agent not a party this Indenture. If the Company fails to appoint or maintain another entity as Registrar or Paying Agent, the Trustee shall act as such. The Company or any of its subsidiaries may act as Paying Agent or Registrar.

Section 2.5. PAYING AGENT TO HOLD MONEY IN TRUST.

         The Company shall require each Paying Agent other than the Trustee to agree in writing that the Paying Agent will hold in trust for the benefit of Certificateholders or the Trustee all money held by the Paying Agent for the payment of principal or interest on the Debentures, and will notify the Trustee of any failure by the Company in making any such payment. While any such failure continues, the Trustee may require a Paying Agent to pay all money held by it to the Trustee. The Company at any time may require a Paying Agent to pay all money held by it to the Trustee. Upon payment over to the Trustee, the Paying Agent shall have no further liability for the money. If the Company acts as Paying Agent, it shall segregate and hold in a separate trust fund for the benefit of the Certificateholders all money held by it as Paying Agent. The Paying Agent may charge for its expenses in issuing a replacement interest check.

Section 2.6. CERTIFICATEHOLDER LISTS.

         The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Certificateholders. If the Trustee is not the Registrar, the Company shall timely furnish to the Trustee the changes in this list and will furnish an updated list of the names and addresses of Certificateholders in such form and as of such date and at such other times as the Trustee may request in writing.

Section 2.7. TRANSFER AND EXCHANGE.

         Where Debentures are presented to the Registrar or a co-registrar with a request to register, transfer or to exchange them for an equal principal amount of Debentures but of other denominations, the Registrar shall register the transfer or make the exchange if its requirements for such transactions are met, subject to the requirement that the Debentures be issued in denominations of $1,000 or greater. To permit registrations of transfer and exchanges, the Company shall issue and the Trustee shall authenticate Debentures at the Registrar's request. The Company may charge for its expenses in transferring or exchanging a Debenture.

         The Company shall not be required (i) to issue, transfer or exchange any Debenture during a period beginning at the opening of business 15 days before either (A) the day of the mailing of a notice of redemption of Debentures selected for redemption pursuant to Section 4.2 and ending at the close of business on the day of such mailing or (B) the date of the maturity of that Debenture, or (ii) to transfer or exchange any Debenture selected for redemption in whole or in part.

Section 2.8. REPLACEMENT DEBENTURES.

         If the Holder of a Debenture claims that the Debenture has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Debenture if the Trustee's requirements are met. If required by the Trustee or the Company, an indemnity bond must be sufficient in the judgment of both the Company and the Trustee to protect the Company, the Trustee, any Agent or any authenticating agent from any loss which any of them may suffer if a Debenture is replaced. The Trustee may waive such indemnity bond if so instructed by the Company. The Company may charge for its expenses in replacing a Debenture.

         Every replacement Debenture is an additional obligation of the Company.

Section 2.9. OUTSTANDING DEBENTURES.

         The Debentures outstanding at any time are all of the Debentures authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, and those described in this Section as not outstanding.

         If a Debenture is replaced pursuant to Section 2.8, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Debenture is held by a bona fide purchaser.

         If Debentures are considered paid under Section 4.1, they cease to be outstanding and interest on them ceases to accrue.

Section 2.10. TREASURY DEBENTURES.

         In determining whether the Holders of the required principal amount of the Debentures have concurred in any direction, waiver or consent, Debentures owned by the Company or an Affiliate shall be disregarded, except that for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Debentures which the Trustee knows are so owned shall be so disregarded.

Section 2.11. TEMPORARY DEBENTURES.

         Until definitive Debentures are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Debentures. Temporary Debentures shall be substantially in the form of definitive Debentures but may have variations that the Company considers appropriate. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Debentures in exchange for temporary Debentures.

Section 2.12. CANCELLATION.

         The Company at any time may deliver Debentures to the Trustee for cancellation. The Registrar and Paying Agent shall forward to the Trustee any Debentures surrendered to them for registration of transfer, exchange or payment. The Trustee shall cancel all Debentures surrendered for registration of transfer, exchange, payment, replacement or cancellation and shall dispose of canceled Debentures as the Company directs. The Company may not issue new Debentures to replace Debentures that it has paid or that have been delivered to the Trustee for cancellation.

Section 2.13. DEFAULTED INTEREST.

         If the Company fails to make a payment of interest on the Debentures, it shall pay such interest thereafter in any lawful manner. It shall pay such interest, plus any interest payable on it, to the persons who are Certificateholders of Debentures on a subsequent special record date. The Company shall fix the special record date and payment date. At least 15 days before the special record date, the Company shall mail to Certificateholders of Debentures a notice that states the special record date, payment date, and amount of such interest to be paid.

                                    ARTICLE 3

                                   REDEMPTION

Section 3.1. APPLICABILITY OF ARTICLE.

         Redemption of Debentures at the election of the Company, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article and in compliance with any applicable tender offer rules under the Securities Exchange Act of 1934, as amended, including Rule 14e-1 thereunder.

Section 3.2. NOTICES TO TRUSTEE.

         If the Company wants to redeem the Debentures pursuant to paragraph 5 of the Debentures, it shall notify the Trustee by Officers' Certificate of the redemption date and the principal amount of Debentures to be redeemed. The Company shall give each notice provided for in this Section at least fifty (50) days before the redemption date.

Section 3.3. SELECTION OF DEBENTURES TO BE REDEEMED.

         If fewer than all the Debentures are to be redeemed, the Company shall select the Debentures to be redeemed by interest rate or maturity, and so inform the Trustee by Officers' Certificate, subject to the remainder of this Section. If less than all of a grouping of Debentures, as specified by Officers' Certificate, are to be redeemed, the portion thereof selected for redemption shall be determined ratably or by lot. If fewer than all of such grouping of Debentures as specified by Officers' Certificate are to be redeemed, the Trustee shall then make the selection not more than fifty (50) days before the redemption date from Debentures outstanding not previously called for redemption. The Trustee may select for redemption portions of the principal of Debentures that have denominations greater than $1,000. Provisions of this Indenture that apply to Debentures called for redemption also apply to portions of Debentures called for redemption. The Trustee shall notify the Company promptly of the Debentures or portions of Debentures to be called for redemption.

Section 3.4. NOTICE OF REDEMPTION.

         At least thirty (30) days but not more than sixty (60) days before a redemption date, the Company shall mail a notice of redemption by first-class mail to each Holder of Debentures whose Debentures are to be redeemed.

         The notice shall identify the Debentures to be redeemed and shall state:

                  (1)    the redemption date;

                  (2) the redemption price, which shall be equal to 100% of the principal amount of the Debenture plus accrued interest on a daily basis to the redemption date;

                  (3)    the name and address of the Paying Agent;

                  (4) that Debentures called for redemption must be surrendered to the Paying Agent to collect the redemption price; and

                  (5) that interest on Debentures called for redemption ceases to accrue on and after the redemption date.

         At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at its expense.

Section 3.5. EFFECT OF NOTICE OF REDEMPTION.

         Once notice of redemption is mailed, Debentures called for redemption become due and payable on the redemption date at the redemption price.

Section 3.6. DEPOSIT OF REDEMPTION PRICE.

         On or before the redemption date, the Company shall deposit with the Paying Agent, or if the Company is acting as Paying Agent it shall deposit into a separate trust account pursuant to Section 2.5 hereof, money sufficient to pay the redemption price of and accrued interest on all Debentures to be redeemed on that date. The Paying Agent shall return to the Company any money not required for that purpose within two years following the redemption date.

Section 3.7. DEBENTURES REDEEMED IN PART.

         Upon surrender of a Debenture that is redeemed in part, the Company shall issue and the Trustee shall authenticate for the Holder a new Debenture equal in principal amount to the unredeemed portion of the Debenture surrendered.

Section 3.8. REDEMPTION OPTION UPON DEATH OF HOLDER.

         (a) Subject to the provisions of Article 10 and this Article 3, upon the death of any Holder of one or more Debentures, the Company shall be required to pay up to $50,000 aggregate principal amount of, without any premium, together with interest accrued to the redemption date on, all or such part (in integral multiples of $100 in excess of $1,000) of the Debentures held by the Holder of such Debentures at the date of such Holder's death, as requested in the manner, and subject to the limitations, set forth below. Subject to the $50,000 limitation, the redemption price shall be equal to 100% of the principal amount of the Debenture plus accrued interest on a daily basis to the redemption date. Redemption of such Debentures shall be made within 30 days following the receipt by the Company or the Trustee of all of the following:

                (1) a written request for redemption of the Debentures signed by a duly authorized representative of the Holder, which request shall set forth the name of the Holder, the date or death of the Holder and the principal amount of the Debentures to be redeemed;

                (2)    the Debentures to be redeemed; and

                (3) evidence satisfactory to the Trustee and the Company of the death of such Holder and the authority of the representative to such extent as may be required by the Trustee or Company.

         (b) The Debentures held by the Holder shall not be entitled to redemption pursuant to this Section unless all of the following conditions are met:

                (1) the Debentures to be redeemed have been registered in the Holder's name since their Date of Issue; and

                (2) either the Company or the Trustee has been notified in writing of the request for redemption within 180 days after the date of the Holder's death.

         (c) Authorized representatives of a Holder shall include the following: executors, administrators or other legal representatives of an estate; trustees of a trust; joint owners of Debentures owned in joint tenancy or tenancy by the entirety; attorneys-in-fact; and other persons generally recognized as having legal authority to act on behalf of another.

         (d) If two or more persons are joint record holders of a Debenture, the election to redeem will not apply until all record holders are deceased, except that, if the joint holders are husband and wife, the election may be made after the death of either spouse.

         (e) The redemption of Debentures pursuant to this Section 3.8 shall be made according to the terms of Sections 3.6 and 3.7 herein.

                                    ARTICLE 4

                                    COVENANTS

Section 4.1. PAYMENT OF DEBENTURES.

         The Company shall pay the principal of and interest on the Debentures on the dates and in the manner provided in the Debentures. Principal and interest shall be considered paid on the date due if the Paying Agent holds on that date money designated for and sufficient to pay all principal and interest then due.

         The Company shall pay interest on overdue principal at the rate borne by the Debentures, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful.

Section 4.2. SEC REPORTS.

         The Company shall file with the Trustee within fifteen (15) days after it files them with the SEC copies of the annual reports and quarterly reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) for the Debentures which the Company may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended. The Company also shall comply with the other provisions of TIA Section 314(a).

Section 4.3. COMPLIANCE CERTIFICATE.

         The Company shall deliver to the Trustee, within one hundred twenty
(120) days after the end of each fiscal year of the Company, an Officers' Certificate stating that a review of the activities of the Company and its subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company has kept, observed, performed and fulfilled its obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge) and that to the best of his or her knowledge no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Debentures are prohibited. See Section 11.10.

Section 4.4. USURY LAWS.

         The Company will not voluntarily claim and will actively resist any attempts to claim the benefit of any usury laws against the Holders of the Debentures.

Section 4.5. MONEY FOR DEBENTURE PAYMENTS TO BE HELD IN TRUST.

         Whenever the Company shall have one or more Paying Agents, it will, on or prior to each date for the payment of the principal of or interest on the Debentures, deposit with a Paying Agent a sum sufficient to pay the principal or interest so becoming due, such sum to be held in trust for the benefit of the persons entitled to such payments; and, unless such Paying Agent is the Trustee, the Company will promptly notify the Trustee of its action or failure so to act.

         The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

                (1) hold all sums held by it for the payment of the principal of or interest on the Debentures in trust for the benefit of the persons entitled thereto until such sums shall be paid to such persons or otherwise disposed of as herein provided;

                (2) give the Trustee notice of any default by the Company (or any other obligor upon the Debentures) in the making of any payment of principal or interest; and

                (3) at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent.

         For the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, the Company may at any time pay, or direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same terms as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by the Company or any Paying Agent to the Trustee, the Company or such Paying Agent, as the case may be, shall be released from all further liability with respect to such money.

Section 4.6. CONTINUED EXISTENCE.

         Subject to Article 5, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence as a corporation.

                                    ARTICLE 5

                                   SUCCESSORS

Section 5.1. WHEN COMPANY MAY MERGE, ETC.

         The Company shall not consolidate or merge with or into, or transfer or lease all or substantially all of its assets to, any corporation, person or entity person unless the corporation formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale or conveyance shall have been made, assumes by supplemental indenture all the obligations of the Company under the Debentures then outstanding and this Indenture.

         The Company shall deliver to the Trustee prior to the proposed transaction an Officers' Certificate to the foregoing effect and an Opinion of Counsel stating that the proposed transaction and such supplemental indenture comply with this Indenture.

         The surviving corporation shall be the successor Company, but the predecessor Company in the case of a transfer or lease shall not be released from the obligation to pay the principal of and interest on the Debentures.

                                    ARTICLE 6

                              DEFAULTS AND REMEDIES

Section 6.1. EVENTS OF DEFAULT.

         An "EVENT OF DEFAULT" occurs if:

                (1) the Company defaults in the payment of interest on any Debenture when the same becomes due and payable and the Default continues for a period of thirty (30) days;

                (2) the Company defaults in the payment of the principal of any Debenture when the same becomes due and payable at maturity, upon redemption or otherwise, which default has not been cured;

                (3) the Company fails to comply with any of its other agreements or covenants in, or provisions of, the Debentures or this Indenture and the Default continues for the period and after the notice specified below;

                (4) the Company or any material subsidiary pursuant to or within the meaning of any Bankruptcy Law:

                       (A) commences a voluntary proceeding under any such Bankruptcy Law,

                       (B) consents to the entry of an order for relief against it in an involuntary Bankruptcy proceeding,

                       (C) consents to the appointment of a Custodian of it or for all or substantially all of its property,

                       (D) makes a general assignment for the benefit of its creditors, or

                       (E) generally is unable to pay its debts as the same become due;

                (5) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                       (A) is for relief against the Company or any material subsidiary in an involuntary Bankruptcy proceeding,

                       (B) appoints a Custodian of the Company or any material subsidiary or for all or substantially all of its property, or

                       (C) orders the liquidation of the Company or any material subsidiary, and the order or decree remains unstayed and in effect for 60 days;

                (6) the maturity of any Senior Indebtedness in an amount exceeding $2,500,000 is accelerated under the terms of the instrument under which such Senior Indebtedness is outstanding, if such acceleration is not annulled within thirty (30) days after written notice.

         The term "BANKRUPTCY LAW" means Title 11 of the United States Code or any similar Federal or State Law for the relief of debtors. The term "CUSTODIAN" means any receiver, trustee, assignee, liquidator or similar official under any Bankruptcy Law.

         A Default under clause (3) is not an Event of Default until the Trustee or the Holders of at least 25% in principal amount of the then outstanding Debentures notify the Company of the Default and the Company does not cure the Default within sixty (60) days after receipt of the notice. The notice must specify the Default, demand that it be remedied and state that the notice is a "NOTICE OF DEFAULT."

Section 6.2. ACCELERATION.

         If an Event of Default occurs and is continuing, the Trustee by notice to the Company, or the Holders of at least 25% in principal amount of the then outstanding Debentures, by notice to the Company and the Trustee, may declare the principal of and accrued interest on all the Debentures to be due and payable. Upon such declaration the principal and interest owing on the then outstanding Debentures shall be due and payable immediately. The Holders of a majority in principal amount of the then outstanding Debentures, by notice to the Trustee, may rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived, except nonpayment of principal or interest that has become due solely because of the acceleration.

Section 6.3. OTHER REMEDIES.

         If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal or interest on the Debentures or to enforce the performance of any provision of the Debentures or this Indenture.

         The Trustee may maintain a proceeding even if it does not possess any of the Debentures or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of Debentures in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

Section 6.4. WAIVER OF PAST DEFAULTS.

         The Holders of a majority in principal amount of the then outstanding Debentures, by notice to the Trustee, may waive an existing Default or Event of Default and its consequences except a continuing Default or Event of Default in the payment of the principal of or interest on the Debentures.

Section 6.5. CONTROL BY MAJORITY.

         The Holders of a majority in principal amount of the then outstanding Debentures may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, is unduly prejudicial to the rights of other Holders of the Debentures, or would involve the Trustee in personal liability.

Section 6.6. LIMITATION ON SUITS.

         The Holder of Debentures may pursue a remedy with respect to this Indenture or the Debentures only if:

                (1) the Holder gives to the Trustee notice of a continuing Event of Default;

                (2) the Holders of at least 25% in principal amount of the then outstanding Debentures make a request to the Trustee to pursue the remedy;

                (3) such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

                (4) the Trustee does not comply with the request within sixty (60) days after receipt of the request and the offer of indemnity; and

                (5) during such sixty (60)-day period the Holders of a majority of principal amount of the then outstanding Debentures do not give the Trustee a direction inconsistent with the request.

         A Certificateholder may not use this Indenture to prejudice the rights of another Holder of the Debentures or to obtain a preference or priority over another Holder of the Debentures.

Section 6.7. RIGHTS OF HOLDERS TO RECEIVE PAYMENT.

         Notwithstanding any other provision of this Indenture, the right of any Holder of a Debenture to receive payment of principal and interest on the Debenture, on or after the respective due dates expressed in the Debenture, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of the Holder.

Section 6.8. COLLECTION SUIT BY TRUSTEE.

         If an Event of Default specified in Section 6.1(1) or Section 6.1(2) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal and interest remaining unpaid on the Debentures with respect to which the Event of Default occurred.

Section 6.9. TRUSTEE MAY FILE PROOFS OF CLAIM.

         The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee and the Certificateholders allowed in any judicial proceedings relative to the Company, its creditors or its property.

Section 6.10.   PRIORITIES.

         If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

         First:   to the Trustee for amounts due under Section 7.7;

         Second:  to holders of Senior Indebtedness to the extent required by
                  Article 10;

         Third: to Holders of Debentures for amounts due and unpaid on the Debentures for principal and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Debentures for principal and interest, respectively; and

         Fourth:  to the Company.

         The Trustee may fix a record date and payment date for any payment to the Certificateholders.

Section 6.11.   UNDERTAKING FOR COSTS.

         In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.7, or a suit by Holders of more than 10% in principal amount of the then outstanding Debentures.

                                    ARTICLE 7

                                     TRUSTEE

Section 7.1.    DUTIES OF TRUSTEE.

         (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and power vested in it by this Indenture, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs.

         (b)      Except during the continuance of an Event of Default:

                  (1) The Trustee need perform only those duties that are specifically set forth in this Indenture and no others.

                  (2) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

         (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                  (1)      This paragraph does not limit the effect of paragraph
                           (b) of this Section.

                  (2) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

                  (3) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5.

         (d) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b) and (c) of this Section.

         (e) The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense.

         (f) The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree with the Company. Money held in trust by the Trustee need not be segregated from the other funds except to the extent required by law.

Section 7.2.    RIGHTS OF TRUSTEE.

         (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

         (b) Before the Trustee acts or refrains from acting, it may require an Officers' Certificate or an Opinion of Counsel. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance of the Officers' Certificate or Opinion of Counsel.

         (c) The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care.

         (d) The Trustee shall not be liable for any action it takes or omits to take in good faith which it believes to be authorized or within its rights or powers.

Section 7.3.    INDIVIDUAL RIGHTS OF TRUSTEE.

         The Trustee in its individual or any other capacity may become the owner or pledgee of Debentures and may otherwise deal with the Company or an Affiliate with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections
7.10 and 7.11.

Section 7.4.    TRUSTEE'S DISCLAIMER.

         The Trustee makes no representation at to the validity or adequacy of this Indenture or the Debentures, it shall not be accountable for the Company's use of the proceeds from the Debentures, and it shall not be responsible for any statement in the Debentures other than its authentication.

Section 7.5.    NOTICE OF DEFAULTS.

         If a Default or Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to Holders of the Debentures a notice of the Default or Event of Default within ninety (90) days after it occurs. Except in the case of a Default or Event of Default in payment on a Debenture, the Trustee may withhold the notice if and so long as a committee of its Trust Officers in good faith determines that withholding the notice is in the interests of Holders of the Debentures.

Section 7.6.    REPORTS BY TRUSTEE TO HOLDERS.

         Within 60 days after the reporting date stated in Section 11.10, the Trustee shall mail to Certificateholders a brief report dated as of such reporting date that complies with Section 313(a) of the TIA. The Trustee also shall comply with Section 313(b)(2) of the TIA.

         A copy of each report at the time of its mailing to Certificateholders shall be filed with the SEC and each stock exchange on which the Debentures are listed. The Company shall notify the Trustee when the Debentures are listed on any stock exchange.

Section 7.7.    COMPENSATION AND INDEMNITY.

         The Company shall pay to the Trustee from time to time reasonable compensation for its services. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred by it. Such expenses shall include the reasonable compensation and out-of-pocket expenses of the Trustee's agents and counsel.

         The Company shall indemnify the Trustee against any loss or liability incurred by it except as set forth in the next paragraph. The Trustee shall notify the Company promptly of any claim for which it may seek indemnity. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel, and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its consent, which consent shall not be unreasonably withheld.

         The Company need not reimburse any expense or indemnify against any loss or liability incurred by the Trustee through negligence or bad faith.

         To secure the Company's payment of obligations in this Section, the Trustee shall have a lien prior to the Debentures on all money or property held or collected by the Trustee, including that held in trust to pay principal and interest on the Debentures.

         When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.1(4) or (5) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

Section 7.8.    REPLACEMENT OF TRUSTEE.

         A resignation or removal of the Trustee and appointment of a successor Trustee shall become effective only upon the successor Trustee's acceptance of appointment as provided in this Section.

         The Trustee may resign by so notifying the Company. The Trustee may be removed with respect to the Debentures by the Holders of a majority in principal amount of the then outstanding Debentures by so notifying the Trustee and the Company. The Company may remove the Trustee if:

                  (1)      the Trustee fails to comply with Section 7.10;

                  (2) the Trustee is adjudged a bankrupt or an insolvent or any order for relief is entered with respect to the Trustee under any Bankruptcy Law;

                  (3) a Custodian or public officer takes charge of the Trustee or its property;

                  (4)      the Trustee becomes incapable of action; or

                  (5) in the judgment of the Company, comparable services are available from another entity qualifying under
                           Section 7.10 at a materially lower cost to the Company.

         If the Trustee resigns or is removed or if a vacancy exists in the office of the Trustee for any reason, the Company shall promptly appoint a successor Trustee. Within one year after the successor Trustee takes office, a successor Trustee may be appointed by act of the Holders of a majority in principal amount of the then outstanding Debentures to replace the successor Trustee appointed by the Company.

         If a successor Trustee does not take office within sixty (60) days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the then outstanding Debentures may petition any court of competent jurisdiction for the appointment of a successor Trustee.

         If the Trustee fails to comply with Section 7.10, any Holder of the Debentures may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

         A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to the Holders of Debentures. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.7.

Section 7.9.    SUCCESSOR TRUSTEE BY MERGER, ETC.

         If the Trustee consolidates, merges or converts into, or transfers all or substantially all of its corporate trust business to another corporation, the successor corporation without any further act shall be the successor Trustee.

Section 7.10.   ELIGIBILITY; DISQUALIFICATION.

         This Indenture shall always have a Trustee who satisfies the requirements of Section 310(a)(1) of the TIA. The Trustee shall always have a combined capital and surplus as stated in Section 11.10. The Trustee is subject to Section 310(b) of the TIA. Section 11.10 lists any excluded indenture or trust agreement.

Section 7.11.   PREFERENTIAL COLLECTION OF CLAIMS AGAINST COMPANY.

         The Trustee is subject to Section 311(a) of the TIA, excluding any creditor relationship described in Section 311(b) of the TIA. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the TIA to the extent indicated therein.

                                    ARTICLE 8

                             DISCHARGE OF INDENTURE

Section 8.1. TERMINATION OF COMPANY'S OBLIGATIONS.

         This Indenture shall cease to be of further effect (except that the Company's obligations under Sections 7.7 and 8.3 shall survive) when all outstanding Debentures theretofore authenticated and issued have been delivered to the Trustee for cancellation. In addition, the Company may terminate its obligations under this Indenture if:

         (a) The Debentures then outstanding mature within one year or all of the Debentures then outstanding are to be called for redemption within one year under arrangements satisfactory to the Trustee for giving the notice of redemption; and

         (b) The Company irrevocably deposits in trust with the Trustee money or U.S. Government Obligations sufficient to pay principal and interest on the Debentures then outstanding to maturity or redemption, as the case may be. The Company may make the deposit only during the one-year period and only if
                  Article 11 permits it.

         However, the Company's obligations in Sections 2.4, 2.5, 2.6, 2.7, 2.8, 4.1, 6.7, 6.8 and 8.3, and in Article 10, shall survive until no Debentures are outstanding. Thereafter, only the Company's obligations in Sections 7.7 and 8.3 shall survive.

         If a deposit is made pursuant to this Section 8.1, the Trustee, upon request, shall acknowledge in writing the discharge of the Company's obligations under this Indenture, except for those surviving obligations specified above.

         In order to have money available on a payment date to pay principal or interest on the Debentures, the U.S. Government Obligations shall be payable as to principal or interest on or before such payment date in such amounts as will provide the necessary money. U.S. Government Obligations shall not be callable at the issuer's option.

         "U.S. GOVERNMENT OBLIGATIONS" means direct obligations of the United States of America for the payment of which the full faith and credit of the United States of America is pledged.

Section 8.2. APPLICATION OF TRUST MONEY.

         The Trustee shall hold in trust money or U.S. Government Obligations deposited with it pursuant to Section 8.1. It shall apply the deposited money and the money from U.S. Government Obligations through the Paying Agent and in accordance with this Indenture to the payment of principal and interest on the Debentures. Money and Debentures so held in trust are not subject to Article 10.

Section 8.3. REPAYMENT TO THE COMPANY.

         The Trustee and the Paying Agent shall promptly pay to the Company upon request any money or Debentures held by them at any time in excess of amounts required to be so held hereunder.

         The Trustee and the Paying Agent shall pay to the Company upon request any money held by them for the payment of principal or interest that remains unclaimed for two years. After payment to the Company, Certificateholders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

                                    ARTICLE 9

                                   AMENDMENTS

Section 9.1. WITHOUT CONSENT OF HOLDERS.

         The Company and the Trustee may amend this Indenture or the Debentures without the consent of the Holders of the Debentures by Company Order:

                  (1)   to cure any ambiguity, defect or inconsistency;

                  (2)   to comply with Section 5.1;

                  (3) to provide for uncertified Debentures in addition to certificated Debentures;

                  (4) to increase the aggregate principal amount of Debentures which may be authenticated and delivered under this Indenture; and

                  (5) to make any change that does not adversely affect the legal rights hereunder of the Holders of the Debentures.

Section 9.2. WITH CONSENT OF HOLDERS.

         The Company and the Trustee may amend this Indenture or the Debentures with the written consent of the Holders of at least a majority in principal amount of the then outstanding Debentures. However, without the consent of each Certificateholder affected, an amendment under this Section may not:

                  (1) reduce the amount of Debentures whose Holders must consent to an amendment;

                  (2) reduce the rate of or change the time for payment of interest, including default interest, on any issued and authenticated Debenture;

                  (3) reduce the principal of or change the fixed maturity of any Debenture;

                  (4) make any Debenture payable in money other than that stated in such Debenture;

                  (5)   make any change in Section 6.4, Section 6.7 or
                        Section 9.2(2); or

                  (6) make any change in Article 10 that adversely affects the rights of any Certificateholder.

         An amendment under this Section may not make any change that adversely affects the rights under Article 10 of any holder of an issue of Senior Indebtedness unless the holders of the issue pursuant to its terms consent to the change or the change is otherwise permissible.

         After an amendment under this Section becomes effective, the Company shall mail to the Holders of the Debentures affected by such amendment a notice briefly describing the amendment.

Section 9.3. COMPLIANCE WITH TRUST INDENTURE ACT.

         Every amendment to this Indenture or the Debentures shall be set forth in a supplemental indenture that complies with the TIA as then in effect.

Section 9.4. REVOCATION AND EFFECT OF CONSENTS.

         Until an amendment or waiver becomes effective, a consent to it by a Holder of a Debenture is a continuing consent by the Holder and every subsequent Holder of a Debenture or portion of a Debenture that evidences the same debt as the consenting Holder's Debenture, even if notification of the consent is not made on any Debenture. However, any such Holder or subsequent Holder may revoke the consent as to his or her Debenture or portion of a Debenture if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective. An amendment or waiver becomes effective in accordance with its terms and thereafter binds every Holder of the Debentures.

Section 9.5. NOTATION ON OR EXCHANGE OF DEBENTURES.

         The Trustee may place an appropriate notation about an amendment or waiver on any Debenture thereafter authenticated. The Company in exchange for all Debentures may issue and the Trustee shall authenticate new Debentures that reflect the amendment or waiver.

Section 9.6. TRUSTEE PROTECTED.

         The Trustee shall sign all supplemental indentures, except that the Trustee need not sign any supplemental indenture that adversely affects its rights.

                                   ARTICLE 10

                                  SUBORDINATION

Section 10.1. AGREEMENT TO SUBORDINATE.

         The Company agrees, and each Certificateholder by accepting a Debenture agrees, that the indebtedness evidenced by the Debenture is subordinated in right of payment, to the extent and in the manner provided in this Article, to the prior payment in full of all Senior Indebtedness, and that the subordination is for the benefit of the holders of Senior Indebtedness.

Section 10.2. CERTAIN DEFINITIONS.

         "INDEBTEDNESS" means any indebtedness, contingent or otherwise, in respect of borrowed money (whether or not the recourse of the lender is to the whole of the assets of the Company or only to a portion thereof), or evidenced by bonds, notes, debentures or similar instruments or letters of credit, or representing the balance deferred and unpaid on the purchase price of any property or interest therein, except any such balance that constitutes a trade payable.

         "REPRESENTATIVE" means the indenture trustee or other trustee, agent or representative for an issue of Senior Indebtedness.

         "SENIOR INDEBTEDNESS" means all Indebtedness (present or future) created, incurred, assumed or guaranteed by the Company (and all renewals, extensions or refundings thereof), except such Indebtedness that by its terms expressly provides that such Indebtedness is not senior or superior in right of payment to the Debentures. Senior Indebtedness shall include (i) the guarantee by the Company of any Indebtedness of any other person (including, without limitation, subordinated Indebtedness of another person), unless such Indebtedness is expressly subordinated to any other Indebtedness of the Company, and (ii) the Indebtedness of the Company under that certain Debenture Loan Agreement with Convergent Capital dated March 9, 2000, as amended. Notwithstanding anything herein to the contrary, Senior Indebtedness shall not include debt of the Company to any of its subsidiaries or under the Debentures.

         A distribution may consist of cash, Debentures or other property.

Section 10.3. LIQUIDATION; DISSOLUTION; BANKRUPTCY.

         Upon any distribution to creditors of the Company in a liquidation or dissolution of the Company or in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the Company or its property:

                  (1) holders of Senior Indebtedness shall be entitled to receive payment in full in cash of the principal and interest (including interest accruing after the commencement of any such proceeding) to the date of payment, on the Senior Indebtedness before Certificateholders shall be entitled to receive any payment of principal or interest on Debentures; and

                  (2) until the Senior Indebtedness is paid in full in cash, any distribution to which Certificateholders would be entitled but for this Article shall be made to holders of Senior Indebtedness as their interest may appear, except that Holders of Debentures may receive Debentures that are subordinated to Senior Indebtedness to at least the same extent as such Debentures.

Section 10.4. DEFAULT ON SENIOR INDEBTEDNESS.

         Upon the maturity of any Senior Indebtedness by lapse of time, acceleration or otherwise, all such Senior Indebtedness shall first be paid in full, or such payment duly provided for in cash or in a manner satisfactory to the holders of such Senior Indebtedness, before any payment is made by the Company or any person acting on behalf of the Company on account of the principal or interest on the Debentures.

         The Company may not pay principal or interest on the Debentures and may not acquire Debentures for cash or property other than capital stock of the Company if:

                  (1) a default on Senior Indebtedness occurs and is continuing that permits holders of such Senior Indebtedness to accelerate its maturity, and

                  (2) the default is the subject of judicial proceedings or the Company receives a notice of the default from a person who may give it pursuant to Section 10.12. If the Company receives any such notice, a similar notice received within nine (9) months thereafter relating to the same default on the same issue of Senior Indebtedness shall not be effective for purposes of this Section.

         The Company may resume payments on the Debentures and may acquire them when:

         (a)      the default is cured or waived, or

         (b) one hundred twenty (120) days pass after the notice is given if the default is not the subject of judicial proceedings, if this Article otherwise permits the payment or acquisition at that time.

Section 10.5. ACCELERATION OF DEBENTURES.

         If payment of the Debentures is accelerated because of an Event of Default, the Company shall promptly notify holders of Senior Indebtedness of the acceleration. The Company may pay Holders of the Debentures when one hundred twenty (120) days pass after the acceleration occurs if this Article permits the payment at that time.

Section 10.6. WHEN DISTRIBUTION MUST BE PAID OVER.

         In the event that, notwithstanding the provisions of Section 10.4, the Company shall make any payment to the Trustee on account of the principal and interest on the Debentures, two (2) business days after the happening of a default in payment of the principal or interest on Senior Indebtedness, or two
(2) business days after receipt by the Company and the Trustee of written notice as provided in Sections 10.4 and 10.12 of an Event of Default or an event which, with the passage of time or the giving of notice or both, would constitute an Event of Default with respect to any Senior Indebtedness, then, unless and until such Default or Event of Default shall have been cured or waived or shall have ceased to exist, such payment shall be held by the Trustee, in trust for the benefit of, and shall be paid forthwith over and delivered to, the holders of Senior Indebtedness (pro rata as to each of such holders on the basis of the respective amounts of Senior Indebtedness held by them) or their representative or the trustee under the indenture or other agreement (if any) pursuant to which Senior Indebtedness may have been issued, as their respective interests may appear, for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full in accordance with its terms, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

         If a distribution is made to the Holders of Debentures that because of this Article should not have been made to them, the Holders who receive the distribution shall hold it in trust for holders of Senior Indebtedness and pay it over to them as their interests may appear.

Section 10.7. NOTICE BY COMPANY.

         The Company shall promptly notify the Trustee and the Paying Agent of any facts known to the Company that would cause a payment of principal or interest on the Debentures to violate this Article, but failure to give such notice shall not affect the subordination of the Debentures to the Senior Indebtedness provided in this Article. Nothing in this Article 10 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 6.7.

Section 10.8. SUBROGATION.

         After all Senior Indebtedness is paid in full and until the Debentures are paid in full, Holders of the then outstanding Debentures shall be subrogated to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness to the extent distributions otherwise payable to such Holders have been applied to the payment of Senior Indebtedness. A distribution made under this Article to holders of Senior Indebtedness which otherwise would have been made to Certificateholders is not, as between the Company and Certificateholders, a payment by the Company on Senior Indebtedness.

Section 10.9. RELATIVE RIGHTS.

         This Article defines the relative rights of Certificateholders and holders of Senior Indebtedness. Nothing said in this indenture shall:

                  (1)   impair, as between the Company and
                        Certificateholders, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Debentures in accordance with their terms;

                  (2) affect the relative rights of Certificateholders and creditors of the Company other than holders of Senior Indebtedness; or

                  (3) prevent the Trustee or any Certificateholder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders of Senior Indebtedness to receive distributions otherwise payable to Certificateholders.

         If the Company fails because of this Article to pay principal or interest on a Debenture on the due date, the failure is still a Default or Event of Default.

Section 10.10. SUBORDINATION MAY NOT BE IMPAIRED BY COMPANY.

         No right of any holder of Senior Indebtedness to enforce the subordination of the indebtedness evidenced by the Debentures shall be impaired by any act or failure to act by the Company or by its failure to comply with this Indenture.

Section 10.11. DISTRIBUTION OR NOTICE TO REPRESENTATIVE.

         Whenever a distribution is to be made or a notice given to holders of Senior Indebtedness, the distribution may be made and the notice given to their Representative.

Section 10.12. RIGHTS OF TRUSTEE AND PAYING AGENT.

         The Trustee or Paying Agent may continue to make payments on the Debentures until it receives notice of facts that would cause a payment of principal or interest on the Debentures to violate this Article. Only the Company, a Representative or a holder of an issue of Senior Indebtedness that has no Representative may give the notice.

         The Trustee in its individual or any other capacity may hold Senior Indebtedness with same rights it would have if it were not Trustee. Any Agent may do the same with like rights.

Section 10.13. TRUST MONEYS NOT SUBORDINATED.

         Notwithstanding anything contained herein to the contrary, payments from money or the proceeds of U.S. Government Obligations held in trust under
Article 8 by the Trustee for the payment of principal of and interest on the Debentures shall not be subordinated to the prior payment of any Senior Indebtedness or subject to the restrictions set forth in this Article 10, and none of the Holders of the Debentures shall be obligated to pay over any such amount to the Company or any holder of Senior Indebtedness of the Company or any other creditor of the Company.

Section 10.14. TRUSTEE NOT FIDUCIARY FOR HOLDERS OF SENIOR INDEBTEDNESS.

         The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Indebtedness and shall not be liable to any such holders if it shall mistakenly pay over or distribute to Holders of the Debentures or the Company or any other person, money or assets to which any holders of Senior Indebtedness of the Company shall be entitled by virtue of this Article 10 or otherwise.

                                   ARTICLE 11

                                  MISCELLANEOUS

Section 11.
Section 11.1. TIA CONTROLS.

         If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

Section 11.2. NOTICES.

         Any notice by the Company or the Trustee to the other is duly given if in writing and delivered in person or mailed by first-class mail to the other's address stated in Section 11.10. The Company or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

         Any notice to a Certificateholder shall be mailed by first-class mail to the address shown on the register kept by the Registrar or such other name and addresses as provided to the Trustee pursuant to Sections 313(c)(2) and (3) of the TIA. Failure to mail a notice or communication to a Certificateholder or any defect in it shall not affect its sufficiency with respect to other Certificateholders.

         If a notice is mailed in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it.

         If the Company mails a notice to Certificateholders, it shall mail a copy to the Trustee and each Agent at the same time.

         All other notices shall be in writing.

Section 11.3. COMMUNICATION BY HOLDERS WITH OTHER HOLDERS.

         Certificateholders may communicate pursuant to Section 312(b) of the TIA with other Certificateholders with respect to their rights under this Indenture or the Debentures. The Company, the Trustee, the Registrar and anyone else shall have the protection of Section 312(c) of the TIA.

Section 11.4. CERTIFICATE AND OPINION AS TO CONDITIONS PRECEDENT.

         Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

         (a) an Officer's Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

         (b) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 11.5. STATEMENTS REQUIRED IN CERTIFICATE OR OPINION.

         Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture shall include:

                  (1) a statement that the person making such certificate or opinion has read such covenant or condition;

                  (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                  (3) a statement that, in the opinion of such person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                  (4) a statement as to whether or not, in the opinion of such person, such condition or covenant has been complied with.

Section 11.6. RULES BY TRUSTEE AND AGENTS.

         The Trustee may make reasonable rules for action by or a meeting of Certificateholders. The Registrar or Paying Agent may make reasonable rules and set reasonable requirements for its functions.

Section 11.7. LEGAL HOLIDAYS.

         A "LEGAL HOLIDAY" is a Saturday, a Sunday or a day on which banking institutions are not required to be open. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

Section 11.8. NO RECOURSE AGAINST OTHERS.

         All liability described in the Debentures of any director, officer, employee or stockholder, as such, of the Company is waived and released.

Section 11.9. DUPLICATE ORIGINALS.

         The parties may sign any number of copies of this Indenture. One signed copy is enough to prove this Indenture.

Section 11.10. VARIABLE PROVISIONS.

         "OFFICER" means the President, any Vice President, the Treasurer, the Secretary, any Assistant Treasurer or any Assistant Secretary of the Company.

         The Company initially appoints itself as Paying Agent and Registrar.

         The first certificate pursuant to Section 4.3 shall be for the fiscal year ending on December 31, 2000.

         The reporting date for Section 7.6 is May 15 of each year. The first reporting date is May 15, 2001.

         The trustee shall always have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of conditions.

                           The Company's address is:

                           9449 Science Center Drive
                           New Hope, Minnesota 55428

                           The Trustee's address is:

                           101 East Fifth Street
                           St. Paul, Minnesota  55101
                           Attn:  Corporate Trust Department

Section 11.11. GOVERNING LAW.

         The internal laws of the State of Minnesota shall govern this Indenture and the Debentures.

Section 11.12. NO ADVERSE INTERPRETATION OF OTHER AGREEMENTS.

         This Indenture may not be used to interpret another indenture, loan or debt agreement of the Company or a subsidiary. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

Section 11.13. SUCCESSORS.

         All agreements of the Company in this Indenture and the Debentures shall bind its successor. All agreements of the Trustee in this Indenture shall bind its successor.

Section 11.14. SEVERABILITY.

         In case any provision in this Indenture or the Debentures shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

                                   SIGNATURES



Dated:  as of ______________, 2000      VICOM, INCORPORATED

                                        By:________________________________

                                           Its:____________________________



Dated:  as of ______________, 2000      FIRSTAR BANK OF MINNESOTA,
                                        NATIONAL ASSOCIATION

                                        By:________________________________

                                           Its:____________________________

Attest:



______________________________________

                                    EXHIBIT A

                                FORM OF DEBENTURE

                               VICOM, INCORPORATED

                       ______% Debenture Due ____________

          Stated      First Interest       Interest Payable          Issue
         Maturity      Payment Date        on the 1st Day of          Date
         --------      ------------        -----------------          ----




         Vicom, Incorporated, a Minnesota corporation (hereinafter called the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received hereby promises to pay to ____________________ or registered assigns, the principal sum of
___________________ and _____/100 Dollars on or prior to the date set forth above ("Stated Maturity"), except as the provisions below with respect to any prepayment or redemption of this Debenture may become applicable hereto, and to pay interest thereon at the rate of ______% per annum on the unpaid portion of said principal sum from the date hereof, or from the most recent interest payment date to which interest has been paid or duly provided for, through the day immediately preceding the date on which such principal sum becomes due and payable, on the _____ day of the month set forth above in each year, and on any overdue principal, at the aforesaid rate per annum. The interest so payable, and punctually paid or duly provided for, on any interest payment date will, as provided in said Indenture, be paid to the person in whose name this Debenture is registered at the close of business on the record date for such interest, which shall be the ____ day (whether or not a business day) of the calendar month next preceding such interest payment date. At the option of the Company, interest so payable may be paid by check to the order of said registered holder mailed to such holder's address appearing on the Debenture register. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the registered holder on such record date, and may be paid to the person in whose name this Debenture is registered at the close of business on a record date for the payment of such defaulted interest to be fixed by the Trustee, notice whereof shall be given to holders of Debentures not less than ____ days prior to such record date, or may be paid, at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debentures may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Payment of the principal of and interest on this Debenture will be made at the office or agency of the Company maintained for that purpose in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

         This Debenture is one of a duly authorized issue of Debentures of the Company (herein called the "Debentures") issued under an Indenture dated as of _____________, 2000 (herein called the "Indenture"), between the Company and Firstar Bank of Minnesota, National Association, as Trustee (herein called the "Trustee," which term includes any successor Trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Company, the Trustee and the holders of the Debentures, and the terms upon which the Debentures are, and are to be, authenticated and delivered.

         All or any portion of the Debentures are subject to redemption at any time, upon notice as provided in the Indenture at the election of the Company, at 100% of the principal amount thereof, together with interest accrued to the date fixed for redemption, payable on surrender for redemption.

         The Debentures are subject to mandatory redemption in the principal amount of up to $50,000 upon the death of any Holder as provided in the Indenture.

         Debentures (or portions thereof as aforesaid) for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest from and after the date fixed for redemption.

         If an Event of Default, as defined in the Indenture, shall occur, the principal of all the Debentures may be declared due and payable in the manner and with the effect provided in the Indenture.

         The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the holders of the Debentures under the Indenture at any time by the Company with the consent of the holders of a majority in aggregate principal amount of the Debentures at the time outstanding, as defined in the Indenture. The Indenture also contains provisions permitting the holders of a majority in aggregate principal amount of the Debentures at the time outstanding, as defined in the Indenture, on behalf of the holders of all Debentures, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the holder of this Debenture shall be conclusive and binding upon such holder and upon all future holders of this Debenture and of any Debenture issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Debenture.

         No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Debenture at the times, place, and rate, and in the coin or currency, herein prescribed.

         As provided in the Indenture and subject to certain limitations therein set forth, this Debenture is transferable on the register of the Company, upon surrender of this Debenture for transfer at the office or agency of the Company in any place where the principal hereof and interest hereon are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Debenture registrar, duly executed by the registered holder hereof or his attorney duly authorized in writing, a copy of which authorization shall be delivered with any such instrument of transfer, and thereupon one or more new Debentures, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

         The Debentures are issuable only as registered Debentures without coupons in denominations of $1,000 or any multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Debentures are exchangeable for a like aggregate principal amount of Debentures of a different authorized denomination, as requested by the holder surrendering the same.

         No service charge will be made for any such transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

         The Company, the Trustee and any agent of the Company or the Trustee may treat the person in whose name this Debenture is registered as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes whether or not this Debenture be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

         All terms used in this Debenture which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

         This Debenture, including the validity hereof, shall be construed in accordance with and governed by the laws of the State of Minnesota.

         Unless the certificate of authentication hereon has been executed by the Trustee by manual signature, this Debenture shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

         IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

                                       VICOM, INCORPORATED
                                       New Hope, Minnesota

                                       By  __________________________________
                                           (Authorized Officer)

Attest:


______________________________________

                     TRUSTEE'S CERTIFICATE OF AUTHENTICATION

         This is one of the Debentures referred to in the within-mentioned Indenture.

Authentication Date:                   FIRSTAR BANK OF MINNESOTA,
                                       NATIONAL ASSOCIATION




                                       By  __________________________________
                                           Authorized Signature